UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2007

Accelerated Building Concepts Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11873	13-3886065
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive, Melbourne, FL	32935
(Address of Principal Executive Offices)	(Zip Code)

(321) 421-6597

Registrant’s telephone number, including area code

K2 Digitial, Inc., c/o Law Offices of Thomas G. Amon, 500 Fifth Avenue, New York, New York 10110

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

SECTION 5.0 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 10, 2007, Michael W. Hawkins resigned as Director of the Company. Additionally, the following Directors were appointed; Gina Bennett, Ralph A. Henry, Brian O. Gromlich, Thomas G. Amon and Bruce Harmon. Mr. Joe Sorci will serve as Chairman, Mr. Amon will serve as Secretary, and Mr. Harmon will serve as the Audit Committee Chairman and the Interim CFO.

Furthermore, effective September 10, 2007, the following Officers were appointed; Bruce Harmon, Interim Chief Financial Officer; Brian O. Gromlich, Vice President of Business Development; Francis T. “Terry” Johnson, Vice President of Engineering; and Christopher Harris, General Manager. Mr. Sorci will continue as the Chief Executive Officer.

SECTION 8.0 - OTHER EVENTS

ITEM 8.01	SYMBOL CHANGE

Effective September 10, 2007 the Company announced its trading symbol was changed from KTWO.OB to ABCC.OB.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits:

* Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATED BUILDING CONCEPTS CORPORATION

/s/ Joseph Sorci
Joseph Sorci
Chief Executive Officer

Date: September 10, 2007